POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Quaker Investment Trust (the "Trust"), hereby constitute and appoint Alyssa Greenspan, Todd Cohen, and James Malone, with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents that said attorneys and agents may deem necessary or advisable to enable the Trust to comply with or register any security issued by the Trust under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the U.S. Securities and Exchange Commission thereunder, with respect to the Registration Statement on Form N-14 as it relates to CCM Affordable Housing MBS ETF, including any and all pre- and post-effective amendments and exhibits thereto and any and all documents required to be filed with respect thereto, with the U.S. Securities and Exchange Commission or any other regulatory authority. The Board grants to each of said attorneys and agents full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 8th day of June, 2023.

/s/ James R. Brinton
James R. Brinton

/s/ Gary Shugrue
Gary Shugrue

/s/ Warren West
Warren West

/s/ Alyssa Greenspan
Alyssa Greenspan